Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF

CONVERTIBLE PROMISSORY NOTE

$1,363,672.00	Date of Issuance: September 11, 2026

FOR VALUE RECEIVED, DataMeds AI, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Axe Compute Inc. (the “Holder”), the principal sum of $1,363,672.00, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of seven percent (7%) per annum. Unless earlier converted into Conversion Shares pursuant to the terms hereof, the principal and accrued interest of this Note will be due and payable by the Company on September 11, 2029 (the “Maturity Date”) at the Company’s election or upon demand by the Holder.

This Note (this “Note”) is issued by the Company to Holder pursuant to that certain Stock Purchase Agreement entered into as of the date of issuance of this Note between the Company and Holder (the “Purchase Agreement”). Certain capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal.

2. Prepayment. This Note may be prepaid at any time before the Maturity Date without any penalties.

3. Security. This Note is a general unsecured obligation of the Company.

4. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Shares pursuant to the terms hereof.

5. Conversion of this Note.

5.1 Optional Conversion. Subject to the receipt of Stockholder Approval, the Holder may elect at any time prior to the Maturity Date, by written notice to the Company, to convert the outstanding principal balance and unpaid accrued interest on this Note, subject to the terms and conditions contained herein, into Conversion Shares.

5.2 Automatic Conversion. The principal balance and unpaid accrued interest on this Note shall automatically convert into Conversion Shares upon receipt of Stockholder Approval.

5.3 Mechanics of Conversion.

(a) Payment of Interest. Notwithstanding the foregoing, upon the conversion of this Note, the Company may, at its sole option, elect to pay any unpaid accrued interest on this Note in cash at the time of conversion.

(b) Conversion Shares. The number of Conversion Shares to be issued upon the conversion of this Note shall be equal to the quotient obtained by dividing (A) the outstanding principal and unpaid accrued interest on this Note (unless the Company elects to repay the interest portion), on the date of conversion, by (B) the applicable Conversion Price.

(c) Termination of Rights. Except for the right to obtain certificates representing the Conversion Shares pursuant to this Note or payment for a fractional share as set forth herein, all rights with respect to this Note shall terminate upon the effective conversion of the entire balance of this Note as provided herein whether or not this Note is surrendered to the Company. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company (or lost note documentation in the form prescribed by the Company (the “Lost Note Documentation”), where applicable) as soon as practicable after conversion. In any event, the Holder shall not be entitled to receive any stock certificates representing the Conversion Shares issuable upon conversion of this Note unless and until the Holder has surrendered the original of this Note (or Lost Note Documentation where applicable) and the applicable documentation (as provided for above).

(d) Certificates. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the Holder a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by the Holder.

(e) No Voting or Other Rights. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into Conversion Shares in accordance with its terms. In the absence of conversion of this Note into Conversion Shares, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

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(f) No Fractional Conversion Shares. If the conversion of this Note would result in the issuance of a fractional Conversion Share, the Company shall, in lieu of issuance of any fractional share, round up such fractional share to the next whole share.

5.4 Anti-Dilution Adjustment. If, at any time while this Note is outstanding, the Company or any of its subsidiaries issues or sells, or is deemed to have issued or sold (as provided below), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, “New Securities”) at an effective price per share that is less than the Conversion Price then in effect (such price, the “Dilutive Issuance Price”), then immediately upon such issuance or sale (or deemed issuance or sale), the Conversion Price shall automatically be reduced to the Dilutive Issuance Price. For purposes of this provision, the effective price per share of any New Securities that are convertible into or exercisable or exchangeable for shares of Common Stock shall be determined by dividing (x) the aggregate consideration received or receivable by the Company for the issuance or sale of such New Securities, plus the minimum aggregate amount of additional consideration, if any, payable upon conversion, exercise or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such New Securities. Any modification, amendment, repricing, cancellation and reissuance, or other change to the terms of any outstanding options, warrants, convertible securities, or other rights to acquire Common Stock that has the effect of reducing the exercise price, conversion price, or other price at which shares of Common Stock may be acquired shall be deemed to be a new issuance of such securities at such reduced price as of the date of such modification, amendment, repricing, cancellation and reissuance, or other change. Notwithstanding the foregoing, this provision shall not apply to (i) shares of Common Stock issued or issuable upon conversion of this Note, (ii) shares of Common Stock issued or issuable as a dividend or distribution on, or upon a stock split, subdivision or combination of, the outstanding shares of Common Stock (which adjustments are governed by the definition of Conversion Price set forth herein), (iii) shares of Common Stock or options or warrants to purchase shares of Common Stock issued or issuable to employees, officers, directors or consultants of the Company pursuant to any equity incentive plan or agreement approved by the Company’s board of directors, or (iv) shares of Common Stock issued or issuable in connection with any bona fide arm’s-length acquisition by the Company of any business, assets or securities of another entity that is not an affiliate of the Company, approved by a majority of the disinterested members of the Company’s board of directors.. Any adjustment to the Conversion Price pursuant to this provision shall be effective immediately upon the issuance or sale (or deemed issuance or sale) of such New Securities and shall apply to all subsequent conversions of this Note.

6. Restrictions on Transfer. The Holder acknowledges that it has been advised by the Company that this Note has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Note is being issued, on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder in the Purchase Agreement. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment, hypothecation or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, hypothecation, transfer or other disposition, unless (i) the sale, assignment, hypothecation, transfer or other disposition of this Note is registered under the Securities Act, provided, that the Company has no obligation or intention to so register this Note in connection herewith, or (ii) this Note is sold, assigned, hypothecated, transferred or otherwise disposed of in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

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7. Definitions.

7.1 “Common Stock” means shares of common stock of the Company, par value $0.0001 per share.

7.2 “Conversion Price” means $1.00, as adjusted pursuant to Section 5.4 and from time to time for any stock splits, reverse stock splits, stock dividends, combinations, recapitalizations or other similar events affecting the outstanding shares of Common Stock (each, an “Adjustment Event”). In the event of any Adjustment Event, the Conversion Price shall be proportionately adjusted so that the Holder shall be entitled to receive, upon conversion of this Note, the same number of Conversion Shares that the Holder would have been entitled to receive had the conversion occurred immediately prior to such Adjustment Event.

7.3 “Conversion Shares” means shares of Common Stock.

7.4 “Stockholder Approval” means the approval by the stockholders of the Company, at a duly called and held meeting of stockholders (or by written consent in lieu thereof), of the issuance of the Conversion Shares upon conversion of this Note, to the extent required by Nasdaq Listing Rule 5635(a) or any successor rule thereto.

8. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

9. Choice of Law and Jurisdiction. This Note shall be governed by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within the State of Delaware. Any action arising out of this Note shall be brought exclusively in a court of competent jurisdiction in New Castle County, Delaware, and the parties hereby irrevocably waive any objections they may have to venue in New Castle County, Delaware.

10. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11. Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by electronic transmission, to the Company at the address set forth in the Purchase Agreement or to the Holder at its address set forth in the Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by electronic transmission, when delivered with confirmation of receipt.

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12. Successors and Assigns. Any transfer of this Note may be effected only pursuant to the terms hereof and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

13. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

14. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal. For avoidance of doubt, other than in an Event of Default, in no event will interest be required to be paid under this Note until the Maturity Date (pursuant to the terms set forth herein) or upon the conversion of this Note to shares of the Company pursuant to the terms hereof.

15. Transfer of this Note. Subject to the transfer restrictions set forth herein, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Assuming compliance with the previous sentence, this Note shall be reissued to, and registered in the name of, the transferee, or a new note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

16. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice from the Holder to the Company (which election and notice shall not be required in the case of an Event of Default under subsections (ii) or (iii) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

17. Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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DATAMEDS AI, INC.

By:
Name:
Title: